EXHIBIT G
FORM OF SERVICER'S CERTIFICATE

Export Funding Trust Series 1992-A
Certificate No. 9

Payment Date: 1/15/97


1. Principal received on Promissory      $  7,854,209.09
   Notes.................................................


2. Interest received on Promissory Notes..$   481,724.83

3. Class A  Percentage                    $  99.3098085%

4.Class B                                 $   0.6901915%
  Percentage............................................

5.Class A Percentage of                   $ 7,800,000.00
  Principal.............................................

6.Class B Percentage of                   $    54,209.09
  Principal...........................................

7. Class A                                $    436,800.00
   Interest..............................................


8. Servicing                             $      5,497.95
   Fee...................................................


9. Class B                               $ 3,035.71
   Interest..............................................


10.Supplemental Servicing                $   36,391.17
   Fee...................................................


11.Prepayment made by Obligor (if any)   $         -

12.Remaining Promissory Note Principal   $7,854,209.09
   Balance...............................................

13.Class A Pool                          $       10%
   Factor.............................
14.Class A Principal per Minimum         $   10,000.00
   Denomination..........................................

15.Class A Interest per Minimum          $      560.00
   Denomination............................

16.Remaining Promissory Note Principal
   Balance Per Minimum                  $    10,069.50
   Denomination..........................................


No default has occurred and is continuing with respect to the Promissory Note (s) or related Credit Agreement.

All capitalized terms not otherwise
defined shall have the respective meanings set forth in the Polling and Servicing Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 15th day of January 1997.

   NationsBank of Texas, N.A.
   As Servicer

   By:/s/Michael Timoney
   Name: Michael Timoney
   Title: Assistant Vice President